EXHIBIT 10.43
                              FINANCIAL STATEMENTS



                               FORT ERIE RACETRACK
                      A Division of The Ontario Jockey Club




                                December 31, 1996

                                          AUDITORS' REPORT



To the Directors of
Las Vegas Entertainment Network

We have audited the balance sheet of Fort Erie Racetrack, a Division of The Ontario Jockey Club, as at December 31, 1996 and the statements of loss and net assets (liabilities) and cash flows for each of the years ended December 31, 1996 and 1995. These financial statements are the responsibility of The Ontario Jockey Club's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Racetrack as at December 31, 1996 and the results of its operations and the changes in its financial position for each of the years ended December 31, 1996 and 1995 in accordance with accounting principles generally accepted in Canada.

The Racetrack is a component of The Ontario Jockey Club and has no separate legal status or existence. Transactions with other divisions of The Ontario Jockey Club are described in note 5.



Toronto, Canada,
October 10, 1997.                                       Chartered Accountants



                                Comments by Auditors for U.S. Readers
                                  on Canada-U.S. Reporting Conflict

In the United States, reporting standards for auditors require the addition of an explanatory paragraph [following the opinion paragraph] when the financial statements are affected by a going concern uncertainty such as that referred to in the attached balance sheet as at December 31, 1996 and as described in note 1 to the financial statements. The opinion in our report to the directors of Las Vegas Entertainment Network dated October 10, 1997 is expressed in accordance with Canadian reporting standards which do not permit a reference to such an uncertainty in the auditors' report when the uncertainty is adequately disclosed in the financial statements.



Toronto, Canada,
October 10, 1997.                        Chartered Accountants

                                          NOTICE TO READER

We have compiled the statement of loss of Fort Erie Racetrack for the period from January 1, 1997 to October 25, 1997 from information provided by management. We have not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information. Readers are cautioned that this statement may not be appropriate for their purposes.




Toronto, Canada,
February 10, 1998.                 Chartered Accountants

Fort Erie Racetrack
A Division of The Ontario Jockey Club - a corporation without share capital incorporated under the laws of Ontario

                                  BALANCE SHEET
       [See method of presentation and going concern uncertainty - note 1]
                         [expressed in Canadian dollars]


As at December 31




                                                             1996
                                                                $
-------------------------------------------------------------------------
ASSETS
Capital assets, net [note 3]                                       1
Cash                                                         156,512
Accounts receivable                                            1,736
Prepaid expenses                                              59,543
Inventories                                                   53,651
------------------------------------------------------------------------
                                                             271,443
------------------------------------------------------------------------

LIABILITIES AND NET ASSETS (LIABILITIES)
Accounts payable and accrued charges                         415,560
Net assets (liabilities)                                    (144,117)
------------------------------------------------------------------------
                                                             271,443
------------------------------------------------------------------------

See accompanying notes

Fort Erie Racetrack
A Division of The Ontario Jockey Club

              STATEMENTS OF LOSS AND NET ASSETS (LIABILITIES) [See
         method of presentation and going concern uncertainty - note 1]
                         [expressed in Canadian dollars]



                                                 Period from
                                               January 1, 1997
                                                     to             Years ended
                                                 October 25,        December 31,
                                                                 -------------------
                                                    1997         1996            1995
                                                      $           $               $
------------------------------------------------------------------------------------------
                                              [Unaudited - See
                                              Notice to Reader]

REVENUES
Gross pari-mutuel wagering
   Live                                        18,167,624     21,321,885      24,387,018
   Simulcast                                   10,251,612     15,652,356      23,933,916
--------------------------------------------------------------------------------------------
                                               28,419,236     36,974,241      48,320,934
--------------------------------------------------------------------------------------------
Less
   Amounts of winning wagers                   21,966,854     27,893,670      36,418,144
   Amounts paid to simulcast tracks               299,862        449,454         667,428
--------------------------------------------------------------------------------------------
                                               22,266,716     28,343,124      37,085,572
--------------------------------------------------------------------------------------------
Net proceeds from OJC wagering                  6,152,520      8,631,117      11,235,362
Commission on remote wagering                   2,109,494      2,164,190       2,879,987
Food and beverage                               1,199,307      1,359,575       1,553,023
Admissions, programs, parking, other              445,190        718,856       1,036,028
--------------------------------------------------------------------------------------------
                                                9,906,511     12,873,738      16,704,400
--------------------------------------------------------------------------------------------

EXPENSES
Salaries, wages and benefits                    4,298,655      5,284,759       5,564,878
Other operating expenses [note 5]               3,477,415      4,533,508       4,299,463
Property taxes                                    247,034        307,059         386,098
Depreciation                                           --        600,647         572,735
Interest [note 5]                                 200,000        300,000         195,000
Statutory, contractual distributions and other
 Horsepeople
  Earned on Fort Erie racing [note 7]           3,404,495      3,357,708       4,499,274
  Purse supplement - paid by Prov of Ontario         --           887,382       1,159,703
  Purse supplement - OJC purse account [note 8]   682,062      2,671,590       1,309,023
Fort Erie subsidy [note 6]                             --             --      (1,750,000)
Province of Ontario pari-mutuel tax,
   net of purse supplement                        142,096      1,627,684       2,416,047
Federal Government levy                           227,354        295,794         386,567
Ontario Racing Commission funding                 113,677         19,647              --
--------------------------------------------------------------------------------------------
                                               12,792,788     19,885,778      19,038,788
--------------------------------------------------------------------------------------------
Loss before the undernoted                     (2,886,277)    (7,012,040)     (2,334,388)
Writedown of capital assets [note 3]                   --      4,541,587              --
--------------------------------------------------------------------------------------------
                                               (2,886,277)   (11,553,627)     (2,334,388)
------------------------------------------- ---- ------------- -------------- ------------
Net cash remitted                                              6,714,931       1,810,722
Net assets, beginning of year                                  4,694,579       5,218,245
-------------------------------------------                  --- -------------- ------------
Net assets (liabilities), end of year                           (144,117)      4,694,579
------------------------------------------                  --- -------------- ------------

See accompanying notes

Fort Erie Racetrack
A Division of The Ontario Jockey Club

                            STATEMENTS OF CASH FLOWS
       [See method of presentation and going concern uncertainty - note 1]
                         [expressed in Canadian dollars]

Years ended December 31




                                                 1996               1995
                                                  $                  $
--------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net loss for the year                         (11,553,627)        (2,334,388)
Add (deduct) items not affecting cash
   Depreciation                                   600,647            572,735
   Writedown of capital assets                  4,541,587                  --
Changes in non-cash working capital
   Accounts receivable                              1,502             (3,174)
   Prepaid expenses                                 4,114             (3,911)
   Inventories                                      3,862                 --
   Accounts payable and accrued charges            41,460            101,230
--------------------------------------------------------------------------------
Cash used in operating activities              (6,360,455)        (1,667,508)
--------------------------------------------------------------------------------

INVESTING ACTIVITIES
Capital expenditures for the year                (419,495)          (148,651)
--------------------------------------------------------------------------------
Cash used in investing activities                (419,495)          (148,651)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES
Cash advanced by OJC [note 1]                   6,714,931          1,810,722
--------------------------------------------------------------------------------
Cash provided by financing activities           6,714,931          1,810,722
--------------------------------------------------------------------------------

Net decrease in cash during the year              (65,019)            (5,437)
Cash, beginning of year                           221,531            226,968
--------------------------------------------------------------------------------
Cash, end of year                                 156,512            221,531
--------------------------------------------------------------------------------

See accompanying notes

--------------------------------------------------------------------------------
Fort Erie Racetrack
-------------------------------------------------------------------------------
A Division of The Ontario Jockey Club

                                    NOTES TO FINANCIAL STATEMENTS
                                   [expressed in Canadian dollars]


December 31, 1996




1. BASIS OF PRESENTATION

Method of presentation

Fort Erie Racetrack [the "Racetrack"] is a Division of The Ontario Jockey Club [the "OJC"], a corporation without share capital. The OJC operates as a non-profit organization and thus is exempt from income taxes.

Effective August 27, 1997, the Racetrack was sold to 1241163 Ontario Inc., Nordic Gaming Inc., [the "Purchaser"] by the OJC pursuant to an Asset Purchase Agreement [the "Agreement"] dated June 11, 1997. Under the terms and conditions of the Agreement, the Purchaser purchased certain assets and assumed certain liabilities [including the related pension assets and liabilities] of the Racetrack for cash consideration of $10. These financial statements reflect only those assets and liabilities which are being purchased according to the Agreement, with the exception of the pension assets and liabilities [note 4].

All activities of the Racetrack have been funded to date by the OJC. In addition, as the Racetrack is not a separate legal entity, there is no shareholder's equity.

These financial statements have been prepared in connection with an 8-K filing with the Securities and Exchange Commission.

Going concern uncertainty

The financial statements have been prepared in accordance with generally accepted accounting principles in Canada on a going concern basis which presumes the realization of assets and the discharge of liabilities at current carrying values in the normal course of business for the foreseeable future.

As a result of losses for the years ended December 31, 1996 and 1995 of $11,553,627 and $2,334,388, respectively, the Racetrack has been dependent on continued funding from the OJC. The reason that these financial statements have been prepared on a going concern basis is directly related to the fact that on August 27, 1997, the Purchaser purchased certain assets and assumed certain liabilities [including the related pension assets and liabilities] of the Racetrack and plans to continue to operate the Racetrack for the foreseeable future. The continued operation of the Racetrack is dependent on the financial support of the Purchaser.

These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Racetrack be unable to continue as a going concern.

2. ACCOUNTING POLICIES

The financial statements of the Racetrack have been prepared by management in accordance with accounting principles generally accepted in Canada. As applied to the Racetrack, there are no significant differences between accounting principles generally accepted in Canada and those in the United States. Significant accounting policies are summarized below:

Capital assets and depreciation

Capital assets are recorded at cost, less applicable government assistance, and are depreciated over their estimated useful lives using the following rates of depreciation applied on a straight-line basis:

Buildings                                        4%
Racetracks, roads, parking lots, etc.            5%
Machinery and equipment                          10%-20%
Computers                                        20%

Pension costs and obligations

Pension costs relating to the Racetrack's defined benefit plans are actuarially determined each year using the projected benefit method prorated on services and management's best estimate assumptions. The difference between the actuarial present value of accrued pension obligations and the market value of pension plan assets as of January 1, 1996 is amortized on a straight-line basis over the expected average remaining service lives of the respective employee groups.

Allocations and use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual amounts could differ from those estimates.

The OJC provides various administrative, insurance and financing services to the Racetrack. For purposes of these financial statements, management of the OJC has allocated administrative expenses based on an estimate of corporate salaries and other expenses attributable to the operations of the Racetrack and has allocated insurance expense based on a quotation received from its insurance broker in 1993, adjusted for subsequent price increases. In addition, the OJC has provided all the required financing in connection with the operation of the Racetrack. There was no formal agreement with respect to the charging of interest expense and management of the OJC has allocated interest expense to the Racetrack based on the following:

      the OJC allocated interest expense on its debt to the Racetrack based on the five year average of the percentage of the cost of the Racetrack's capital assets [before writedown] to the total cost of the capital assets of the OJC; and

      the OJC allocated interest expense on its debt to the Racetrack based on the estimated borrowing requirements of the Racetrack to fund its operating losses, using an interest rate of prime.

In the opinion of the management of the OJC, these methods of allocation are reasonable. The allocation of the various administrative, insurance and financing services amounts are not necessarily indicative of the amounts that would have been incurred had the Racetrack operated as a stand alone entity.

3. CAPITAL ASSETS

During the year, the OJC approved a formal plan of disposition of the Racetrack. Management assessed the carrying value of the Racetrack's capital assets and determined that the net realizable value was less than its recorded cost as a result of the impending sale of the Racetrack [note 1]. The writedown of the capital assets totalled $4,541,587.

4. PENSION COSTS AND OBLIGATIONS

The OJC maintained contributory and non-contributory defined benefit pension plans and contributory defined contribution pension plans for employees of the OJC which included employees of the Racetrack. Approximately 80 employees [the "transferees"] of the Racetrack were members of the OJC pension plans as at December 31, 1996.

Under the terms of the Agreement, the OJC will transfer to the Racetrack's pension plan the assets and liabilities related to the transferees once such amounts have been determined by a qualified actuary. Until that time, the estimated present value of the accrued pension benefits attributable to the transferees' services and the estimated market value of the related pension fund assets are still to be determined.

5. RELATED PARTY TRANSACTIONS

Management of the OJC has estimated the costs of administrative, insurance and financing services related to the operation of the Racetrack as follows:

                                 1996               1995
                                   $                  $
------------------------------------------------------------

Administrative                250,000            350,000
Insurance                     160,000            160,000
Interest                      300,000            195,000
------------------------------------------------------------
                              710,000            705,000
------------------------------------------------------------

Most of the Trustees of the OJC own horses which participate in races conducted by the OJC and share, to the extent of their success, in purse monies distributed by the OJC.

6. FORT ERIE SUBSIDY

In 1995, the Racetrack received a subsidy of $1,750,000 from the Province of Ontario. This subsidy had been provided annually to the Racetrack for the period 1993 to 1995.

7. CONTRIBUTION FROM HBPA

The Horsemen's Benevolent and Protective Association of Ontario [HBPA] contributed $600,000 to the Racetrack during each of the years 1996 and 1995. This contribution has been netted against "Earned on Fort Erie racing" in the statements of loss and net assets (liabilities).

8. PURSE SUPPLEMENT - OJC PURSE ACCOUNT

The purses paid at the Racetrack were in excess of the purse expense earned on Fort Erie racing at the Racetrack. As a result, the Racetrack's purse account was subsidized by a transfer from the OJC's purse account of $2,671,590 [1995 - $1,309,023]. This transfer has been accounted for as an expense and an offset to "Net cash remitted from the OJC" in the statements of loss and net assets (liabilities).